UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                          333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, Harry Z. Rosengart notified Dyadic International, Inc. (the "Company") of his resignation (i) as the Chairman of the Board of Directors (the "Board") and as Chairman of the Executive Committee of the Board (the "Executive Committee") of the Company effective June 18, 2008 (following the Executive Committee meeting held on such date), and (ii) as a director of the Company effective at 12:00 p.m. on June 20, 2008.  On June 18, 2008, Wendell H. Adair, Jr. was elected as the Chairman of the Board and as Chairman of the Executive Committee, replacing Mr. Rosengart.

On June 19, 2008, the Company issued a press release regarding the matters described in this Current Report on Form 8-K.  The complete text of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated June 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: June 19, 2008      By:  /s/ Lisa De La Pointe
Name: Lisa De La Pointe
Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits
Exhibit Number	Description of Exhibit
99.1	Press Release of Dyadic International, Inc. dated June 19, 2008